CTBC BANK
中國信託銀行

PRIVATE & CONFIDENTIAL

21th August 2023

ATTENTION: SUPER MICRO COMPUTER, INC. TAIWAN

RE: The Summary of Short-Term Credit Facilities

According to Super Micro's needs of bank facilities, CTBC BANK CO., LTD. has approved bank facilities and terms below:

Product Type <facility no.>	Credit Line Amount	Tenor	Interest Rate	Notes
Short Term Loan / Guarantee <TW00026207>	TWD1250M/ TWD100M	1 Year	TWD: I1(M)+0.50%/ 5‰ p.a.	1. Collateral: BaDe factory (Shared) 2. Guarantee line is included in Short Term Loan.
Short Term Loan <TW00184241>	USD40M		USD: Bargaining Rate	1. Collateral: BaDe factory (Shared) 2. <TW00026207>&<TW00184241> capped under TWD1250M 3. Facility drawn shall directly wired into OBU loan purpose account.
Export/Import O/A Loan <TW00056080>	USD105M/ USD50M	1 Year	USD/TWD: Bargaining Rate	1. Clean Loan 2. Drawdown Tenor: 120 Days (for Export O/A), 90 Days (for Import O/A) 3. O/A list is required upon drawdown. 4. Up to 100% of invoice amount can be financed. 5. O/A loan drawdown could be drawn via TWD.
Total Cap	USD105M			

Bargaining Rate:

- COF/I1+0.70%: repay by the end of each quarter (Mar 31st, Jun 30th, Sep 30th, Dec 31st)
- COF/I1+0.75%: Drawdown cross quarter

COF: CTBC BANK's cost of USD fund.

I1: CTBC BANK's cost of TWD fund.

Collateral:

- BaDe factory: Mortgaged amount TWD3,360M.

Facility availability:

- From 21th August 2023 to 31st August 2024

Yours Faithfully,
For and on behalf of
CTBC BANK CO., LTD.